UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2015

DEVON ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32318	73-1567067
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

333 West Sheridan Avenue, Oklahoma City, Oklahoma	73102-5015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Devon Energy Production Company, L.P. (the “Buyer”), a wholly-owned subsidiary of Devon Energy Corporation (the “Company”), previously entered into a purchase and sale agreement on November 13, 2015 (the “Purchase Agreement”) with NewWoods Petroleum, LLC, Renos Land & Minerals Company and REMI Midstream, LLC (collectively, the “Sellers”) and, solely with respect to certain sections specified therein, the Company. Pursuant to the Purchase Agreement, the Buyer agreed to acquire substantially all of the assets of the Sellers, which are primarily located in the Powder River Basin in Wyoming, in exchange for total consideration of $600 million, as may be adjusted pursuant to the Purchase Agreement. On December 10, 2015, the Buyer exercised its right under the Purchase Agreement to pay a portion of the purchase price in shares of common stock of the Company, which will result at closing in (i) the payment to the Sellers of $300,000,000 in cash, as may be adjusted pursuant to the Purchase Agreement, and (ii) the issuance to NewWoods Petroleum, LLC of 6,857,488 shares of common stock of the Company, as may be adjusted prior to the issuance thereof by customary anti-dilution provisions (the “Stock Consideration”). The transaction is expected to close on or about December 17, 2015, subject to customary closing conditions.

The issuance and sale of the Stock Consideration under the Purchase Agreement is being made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and the regulations promulgated thereunder. The Company will rely on this exemption from registration based in part on representations made by the Sellers.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks include, but are not limited to: the failure to consummate the transaction with the Sellers due to unsatisfied closing conditions or otherwise; the risk that the assets to be acquired will not be integrated successfully or that such integration will take longer than anticipated; the volatility of oil, natural gas and natural gas liquids prices; uncertainties inherent in estimating oil, natural gas and natural gas liquids reserves, including with respect to the assets to be acquired; and the other risks identified in the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVON ENERGY CORPORATION

By:	/s/ Carla D. Brockman
Carla D. Brockman
Vice President Corporate Governance and Secretary

Date: December 11, 2015